Exhibit 99.1

BBCN Bancorp Announces Acquisition of Pacific International Bancorp

LOS ANGELES--(BUSINESS WIRE)--October 22, 2012--BBCN Bancorp, Inc. (NASDAQ: BBCN), based in Los Angeles, and Pacific International Bancorp, Inc. (OTCBB: PIBW), based in Seattle, today jointly announced the signing of a definitive agreement under which Pacific International Bancorp will merge with BBCN.

Pacific International has total assets of approximately $200 million, and its primary subsidiary, Pacific International Bank, a state-chartered bank, has four bank locations in the Seattle metropolitan area. Upon completion of the transaction, which is expected to close during first quarter 2013, BBCN will have six branches in the Seattle area.

Under the terms of the merger agreement, the stock-for-stock transaction is valued at approximately $8.2 million, valuing each outstanding share of Pacific International common stock at $1.75. As part of the transaction, Pacific International’s $6.5 million in Series A Preferred Stock issued under the U.S. Treasury’s TARP Capital Purchase Program will be retired.

“This transaction will position BBCN as a major player in the Pacific Northwest Korean American community,” said Alvin D. Kang, President and Chief Executive Officer of BBCN Bancorp. “With this transaction, BBCN will be the market leader in Southern California, Northern California, New York and the Seattle metropolitan area. We expect to have a smooth and seamless integration, which will quickly position us to achieve the benefits of this merger for our customers, our employees and our shareholders.”

“Given BBCN’s strong financial position, supported by a steady stream of core earnings and deep leadership bench, BBCN was our top choice for a partner,” said Paul G. Sabado, President and Chief Executive Officer of Pacific International. “This transaction will enhance our resources, operational scale and banking expertise, thereby increasing our ability to serve our customers in what continues to be a challenging regulatory and economic environment. Both of our organizations have served the Seattle area for more than 10 years, and we look forward to providing our expanded customer base with increased accessibility and continuing our heritage of providing excellent customer service.”

The transaction is subject to regulatory approval, the approval of the shareholders of Pacific International, and other customary closing conditions.

BBCN was advised by the law firm of Mayer Brown LLP and was provided with a fairness opinion by Raymond James. Pacific International was advised by the investment banking firm of Keefe, Bruyette & Woods, Inc. and the law firm of Graham & Dunn PC.

Additional Information and Where to Find It

In connection with the proposed merger, BBCN Bancorp, Inc. will file a Registration Statement with the Securities and Exchange Commission (“SEC”) on Form S-4 that will include a proxy statement/prospectus, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement, including the proxy statement/prospectus regarding the proposed transaction, when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Shareholders may obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about BBCN Bancorp at the SEC’s Internet site (www.sec.gov). Shareholders may also obtain these documents, free of charge, by directing a request to BBCN Bancorp, Attention: Investor Relations, 3731 Wilshire Blvd., Suite 1000, Los Angeles, Calif. 90020, or on the BBCN website at www.bbcnbank.com in the “Investor Relations” section under the heading “SEC Filings.”

About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the parent company of BBCN Bank, the largest Korean American bank in the nation with more than more than $5.3 billion in assets as of September 30, 2012. The Company is a result of the merger of equals of Nara Bancorp, Inc. and Center Financial Corporation completed on November 30, 2011. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 40 branches in California, New York, New Jersey, Washington and Illinois, along with five loan production offices in Seattle, Denver, Dallas, Atlanta and Northern California. BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

About Pacific International Bancorp, Inc.

Pacific International Bancorp, Inc. is the holding company of Pacific International Bank which is the oldest and largest Korean American Bank headquartered in the Pacific Northwest. Pacific International Bank opened in November 2001. It is a business bank and has been a significant supporter of small businesses within the Korean American and other minority communities. Small Business Administration (SBA) lending has been a top priority Pacific International Bank, which has sponsored and held several small business financing workshops for the local small business community. Pacific International Bank has branches in Seattle, Tacoma, Lynnwood and Federal Way and employs 51 people. The bank is a preferred (PLP) Lender for SBA loans and its deposits are insured by FDIC to the fullest extent possible. Pacific International Bank is an Equal Opportunity Lender.

Forward-Looking Statements

This press release contains statements regarding the proposed transaction between BBCN Bancorp and Pacific International, future financial and operating results, benefits and synergies of the proposed transaction and other statements about the future expectations, beliefs, goals, plans or prospects of the management of each of BBCN Bancorp and Pacific International. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of each of BBCN Bancorp and Pacific International and the combined company, as well as the businesses and markets in which they operate. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans, “seeks,” and variations of such words and similar expressions are intended to identify such forward-looking statements, which are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to assess. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The closing of the proposed transaction is subject to regulatory approval, the approval of the shareholders of Pacific International, and other customary closing conditions. There is no assurance that such conditions will be met or that the proposed transaction will be consummated within the expected time frame, or at all. If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating BBCN Bancorp and Pacific International and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees, may be greater than expected; required governmental approvals of the merger may not be obtained on its proposed terms and schedule, or without regulatory constraints that may limit growth; competitive pressures among depository and other financial institutions may increase significantly and have an effect on revenues; the strength of the United States economy in general, and of the local economies in which the combined company will operate, may be different than expected, which could result in, among other things, a deterioration in credit quality or a reduced demand for credit and have a negative effect on the combined company’s loan portfolio and allowance for loan losses; changes in the U.S. legal and regulatory framework; and adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) which would negatively affect the combined company’s business and operating results.

For a more complete list and description of such risks and uncertainties, refer to BBCN Bancorp’s Form 10-K for the year ended December 31, 2011, as well as other filings made by BBCN Bancorp with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, BBCN Bancorp and Pacific International disclaim any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

CONTACT:
For BBCN:
Angie Yang
SVP, Investor Relations
213-251-2219
angie.yang@BBCNbank.com
or
For Pacific International:
Paul Sabado
President & CEO
206-306-0678
paul.sabado@pibank.com